Exhibit 3.92
*
ARTICLES OF INCORPORATION
	*	UNITED STATES OF AMERICA
OF
	*	STATE OF LOUISIANA
NORMAL LIFE OF
LAKE CHARLES, INC.	*	PARISH OF ORLEANS

*

* * * * * *	*
     The undersigned, availing himself of the provisions of the Louisiana Business Corporation Law does hereby organize himself, his successors and assigns, into a corporation in pursuance of that law, under and in accordance with the following Articles of Incorporation:
ARTICLE I.
NAME
     The name of the corporation is:
NORMAL LIFE OF LAKE CHARLES, INC.
ARTICLE II.
OBJECTS AND PURPOSES
     The objects and purposes for which this corporation is organized and the nature of the business to be carried on by it are stated and declared to be as follows:
     To enter into any business lawful under the laws of the State of Louisiana, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the Louisiana Business Corporations Law may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.
ARTICLE III.
CAPITAL
     The aggregate number of shares which this corporation shall have authority to issues is one thousand (1,000), all without per value.
ARTICLE IV.
INCORPORATOR
     The Incorporator’s name and post office address is:
Bernard H. Berins
2500 Poydras Center
650 Poydras Street
New Orleans, Louisiana 70130
PREEMPTIVE RIGHTS
     The shareholders shall have preemptive rights.
ARTICLE VI.
REVERSION
     Cash, property or share dividends and shares issuable to shareholders in connection with a reclassification of stock which are not claimed by the shareholders thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) the payment of the amount of any cash or property dividend or redemption price or (b) the issuance of any shares, ownership of which has reverted to the Corporation pursuant hereto, to the entity who or which would be entitled thereto had such reversion not occurred.
ARTICLE VII.
DIRECTORS
     The number of directors of the corporation shall be such number, not less than two (2) nor greater than five (5), as shall be designated in the bylaws, or if not so designated, as shall be elected from time to time by the shareholders. When all of the outstanding shares are held of record by fewer than two (2) shareholders, there need by only as many directors as there are shareholders.
ARTICLE VIII.
SHAREHOLDERS’ CONSENTS
     Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.
IN WITNESS WHEREOF, the Incorporator has hereunto placed his signature on this 15th day of February 1991.
WITNESSES:

/s/ Jane Z. Berins	/s/ Bernard H. Berins

BERNARD H. BERINS, INCORPORATOR

/s/ Deborah Lynn Berins
STATE OF LOUISIANA
PARISH OF ORLEANS
BE IT KNOWN, That on this 15th day of February, 1991,

     BEFORE ME, the undersigned authority, duly commissioned, qualified and sworn, within and for the State and Parish aforesaid, personally came and appeared BERNARD H. BERINS, to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed.
WITNESSES:

/s/ Jane Z. Berins	/s/ Bernard H. Berins

BERNARD H. BERINS

/s/ Deborah Lynn Berins

NOTARY PUBLIC

New Orleans, Louisiana
February 15, 1991
INITIAL REPORT OF
NORMAL LIFE OF LAKE CHARLES, INC.
     1. The corporation’s registered office is located at and its post office address is:
2500 Poydras Center
650 Poydras Street
New Orleans, Louisiana 70130-6101
     2. The corporation’s registered agent is Bernard H. Berins, 2500 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130-6101.
     3. The first directors are:
J. Robert Shaver, 2950 Breckenridge Lane, Unit 8A, Louisville, Kentucky 40220;
Katheryn S. Graham, 2950 Breckenridge Lane, Unite 8A, Louisville, Kentucky 40220;
Mary Kay Lamb, 2950 Breckenridge Lane, Unit 8A, Louisville, Kentucky 40220.

/s/ Bernard H. Berins
BERNARD H. BERINS

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED REGISTERED AGENT
ACT 769 OF 1987
STATE OF LOUISIANA
PARISH OF JEFFERSON
     On this 15th day of February, 1991, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Bernard H. Berins, who is to me known to be the person, and who, being duly sworn, acknowledge to me that he does hereby accept appointment as the Registered Agent of Normal Life of Lake Charles, Inc. which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

/s/ Bernard H. Berins
BERNARD H. BERINS

Subscribed and sworn to
Before me the day, month
and year first above set forth.

NOTARY PUBLIC